POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby

constitutes and appoints each of Jacalyn C. Bolles and

Eric C. Scroggins or either of them signing singly, and

with full power of substitution, the undersigned's true

and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's name and on

the undersigned's behalf, and submit to the U.S.

Securities and Exchange Commission (the "SEC") a Form

ID, including amendments thereto, and any other documents

necessary or appropriate to obtain codes and passwords

enabling the undersigned to make electronic filings with

the SEC of reports required by Section 16(a) of the

Securities Exchange Act of 1934 or any rule or regulation

of the SEC;

(2) execute for and on behalf of the undersigned, in the

undersigned's capacity as an officer and/or director of

Allison Transmission Holdings, Inc. (the "Company"),

Forms 3, 4, and 5 in accordance with Section 16(a) of

the Securities Exchange Act of 1934 and the rules

thereunder;

(3) do and perform any and all acts for and on behalf of

the undersigned which may be necessary or desirable to

complete and execute any such Form 3, 4, or 5, complete

and execute any amendment or amendments thereto, and

timely file such form with the SEC and any stock exchange

or similar authority; and

(4) take any other action of any type whatsoever in

connection with the foregoing which, in the opinion

of such attorney-in-fact, may be of benefit to, in the

best interest of, or legally required by, the undersigned,

it being understood that the documents executed by such

attorney-in-fact on behalf of the undersigned pursuant

to this Power of Attorney shall be in such form and shall

contain such terms and conditions as such attorney-in-fact

may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact

full power and authority to do and perform any and every

act and thing whatsoever requisite, necessary, or proper to

be done in the exercise of any of the rights and powers

herein granted, as fully to all intents and purposes as

the undersigned might or could do if personally present,

with full power of substitution or revocation, hereby

ratifying and confirming all that such attorney-in-fact,

or such attorney-in-fact's substitute or substitutes,

shall lawfully do or cause to be done by virtue of this

power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing

attorneys-in-fact, in serving in such capacity at the

request of the undersigned, are not assuming, nor is the

Company assuming, any of the undersigned's responsibilities

to comply with Section 16 of the Securities Exchange Act

of 1934.

This Power of Attorney shall remain in full force and

effect until the undersigned is no longer required to

file Forms 3, 4, and 5 with respect to the undersigned's

holdings of and transactions in securities issued by the

Company, unless earlier revoked by the undersigned in a

signed writing delivered to the foregoing

attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this

Power of Attorney to be executed as of this 11th day

of August, 2021.

/s/Ryan Milburn

Signature

Ryan Milburn

Printed Name